Exhibit 3

                              SILGAN HOLDINGS INC.

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                      OPTIONAL AND OTHER SPECIAL RIGHTS OF
                   13 1/4% CUMULATIVE EXCHANGEABLE REDEEMABLE
                       PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                    -----------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                    -----------------------------------------

                  Silgan  Holdings  Inc., a  corporation  organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (or any committee of such board of directors, the "Board of Directors") by its Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors with full power and authority to act on behalf of the Board of Directors, by unanimous written consent dated July 8, 1996, duly approved and adopted the following resolution (the "Resolution"):

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 13 1/4% Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 90,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows (the terms used herein, unless otherwise defined herein, are used herein as defined in paragraph (n) hereof):

                  (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "13 1/4% Cumulative Exchangeable Redeemable Preferred Stock" (the "Redeemable Preferred Stock"). The number of shares constituting such series shall be 90,000 shares of Redeemable Preferred Stock, consisting of an initial issuance of 50,000 shares of Redeemable Preferred Stock plus additional shares of Redeemable Preferred Stock which may be issued to pay dividends on the Redeemable Preferred Stock if the Company elects to pay




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dividends in additional  shares of Redeemable  Preferred  Stock. The liquidation preference of the Redeemable Preferred Stock shall be $1,000 per share.

                  (b) Rank. The Redeemable Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Redeemable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein, together with all classes of common stock of the Company, as the "Junior Securities"). The Redeemable Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which have been approved by the Holders of the Redeemable Preferred Stock in accordance with subparagraph (f)(ii)(A) hereof and which expressly provide that it ranks on a parity with the Redeemable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein as the "Parity Securities"). The Redeemable Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank junior to each class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which have been approved by the Holders of the Redeemable Preferred Stock in accordance with subparagraph (f)(ii)(B) hereof and which expressly provide that it ranks senior to the Redeemable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein as the "Senior Securities").

                  (c) Dividends. (i) Beginning on the Preferred Stock Issuance Date, the Holders of the outstanding shares of Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Redeemable
Preferred Stock, at a rate per annum equal to 13 1/4% of the liquidation preference per share of the Redeemable Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issuance Date, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Preferred Stock Issuance Date. On and before July 15, 2000, the Company may pay dividends, at its option, in cash or in additional fully paid and non-assessable shares of Redeemable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After July 15,



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2000, dividends shall be paid only in cash. If any dividend (or portion thereof)
payable on any Dividend Payment Date after July 15, 2000 is not declared or paid in full in cash on such Dividend Payment Date, the amount of such dividend that is payable and that is not paid in cash on such date shall increase at the rate of 0.5% per annum (or 1.0% or 0.5% per annum, as the case may be, if the conditions described in subparagraphs (c)(ii)(A) and/or (c)(ii)(B) hereof are not satisfied) from such Dividend Payment Date until declared and paid in full. Each distribution in the form of a dividend (whether in cash or in additional shares of Redeemable Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record date, not less than 10 nor more than 60 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Redeemable Preferred Stock on the Mandatory Exchange Date (as defined in paragraph (g)(i)(A) hereof) or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures (as defined in paragraph
(g)(i)(A) hereof) in respect of the Redeemable Preferred Stock on the Mandatory Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

                   (ii) Notwithstanding anything else provided herein, (A) if by one year after the Preferred Stock Issuance Date, the Redeemable Preferred Stock has not been exchanged for Exchange Debentures, the dividend rate on the Redeemable Preferred Stock will increase by 0.5% per annum to 13 3/4% per annum of the liquidation preference per share of Redeemable Preferred Stock until the Mandatory Exchange Date; and (B) if the Company fails to file and cause to become effective a registration statement with respect to a registered offer to exchange the Redeemable Preferred Stock for Exchange Preferred Stock and a shelf registration statement with respect to the Redeemable Preferred Stock is not declared effective on or prior to five months after the Preferred Stock Issuance Date, the dividend rate on the Redeemable Preferred Stock will increase 0.5% per annum to 13 3/4% per annum of the liquidation preference per share of Redeemable Preferred Stock from January 1, 1997, payable in additional shares of Preferred Stock quarterly in arrears on each Dividend Payment Date, commencing April 15, 1997 until such Preferred Stock Exchange Offer is consummated or such shelf registration statement is declared effective.

                  (iii) All dividends paid with respect to shares of the Redeemable Preferred Stock pursuant to paragraph (c)(i) hereof shall be paid pro rata to the Holders entitled thereto.

                   (iv) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Redeemable Preferred Stock at any time.

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                    (v)  Dividends  on account of arrears for any past  Dividend
Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                   (vi) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment on the Redeemable Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Redeemable Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Redeemable Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Redeemable Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Redeemable Preferred Stock and such Parity Securities bear to each other.

                  (vii) (A) Holders of shares of Redeemable Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                  (B) So long as any shares of Redeemable Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Board of Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior
Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior

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Securities  to the  holders  of Junior  Securities)  and shall  not  permit  any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith have been paid in full on the Redeemable Preferred Stock.

                  (C) So long as any shares of the Redeemable Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options, unless the dividends determined in accordance herewith on the Redeemable Preferred Stock have been paid in full.

             (viii) Dividends payable on shares of the Redeemable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of 12 30-day months and the actual number of days elapsed in the period for which dividends are payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                  (d) Liquidation Preference. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the Holders of shares of Redeemable Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Redeemable Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Redeemable Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding-up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Redeemable Preferred Stock and holders of all outstanding shares of all Parity Securities, then the Holders of all such Redeemable Preferred Stock and the holders of all such Parity Securities shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Redeemable Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

                   (ii) For the purposes of paragraph (d)(i), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company).

                  (e) Redemption. (i) Optional Redemption. (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Board of Directors, redeem at any time on or after July 15, 2000, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph
(e)(iii), any or all of the shares of the Redeemable Preferred Stock, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), if redeemed during the 12-month period beginning on July 15 of each of the years indicated below:

                  2000...................................109.938%
                  2001. .................................106.625%
                  2002...................................103.313%
                  2003 and thereafter ...................100.000%;

provided that no optional redemption pursuant to this subparagraph (e)(i)(A) shall be authorized or made (i) unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date, and for an amount equal to a prorated dividend on the Redeemable Preferred Stock to be redeemed for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, shall have been, or immediately prior to the Redemption Date are, declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date on such Redeemable Preferred Stock or (ii) at less than 101% of the liquidation preference of the Redeemable Preferred Stock at any time when the Company is making or purchasing shares of Redeemable Preferred Stock under a Change of Control Offer in accordance with the provisions of paragraph (h) hereof or an Excess Proceeds Offer in accordance with the provisions of paragraph (m)(vi) hereof.



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                  (B) In addition,  on or prior to July 15, 2000,  in the manner provided in paragraph (e)(iii) hereof, the Company or a Successor Corporation may redeem all (but not less than all) outstanding shares of Redeemable Preferred Stock, at a redemption price equal to 110% of the liquidation
preference,   plus,  without  duplication,  an  amount  in  cash  equal  to  all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, subject to the right of Holders of Redeemable Preferred Stock on relevant record dates to receive dividends due on relevant Dividend Payment Dates (the "Contingent Redemption Price"), with the proceeds of any sale of its common stock; provided that such redemption occurs within 180 days after consummation of such sale, and provided further that no optional redemption pursuant to this subparagraph (e)(i)(B) shall be authorized or made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been, or immediately prior to the Redemption Notice are, declared and paid in full in cash or declared and a sum set apart sufficient for such payment in full in cash on the Redemption Date on the outstanding shares of the Redeemable Preferred Stock.

                  (C) In the event of a redemption pursuant to paragraph (e)(i) hereof of only a portion of the then outstanding shares of the Redeemable Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Redeemable Preferred Stock, provided that the Company may redeem such shares held by any Holder of fewer than 100 shares of Redeemable Preferred Stock without regard to such pro rata redemption requirement, or by lot, in each case, as may be determined by the Company in its sole discretion.

                    (ii) Mandatory Redemption. On July 15, 2006 (the "Mandatory Redemption Date"), the Company shall redeem from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Redeemable Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption
Date) (the "Mandatory Redemption Price").

                  (iii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Redeemable Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date



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fixed for such  redemption of the  Redeemable  Preferred  Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Redeemable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (1) whether  the   redemption  is  pursuant  to   subparagraph
(e)(i)(A), (e)(i)(B) or (e)(ii) hereof;

                  (2) the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be;

                  (3) whether all or less than all the outstanding shares of the Redeemable Preferred Stock are to be redeemed and the total number of shares of the Redeemable Preferred Stock being redeemed;

                  (4) the number of shares of Redeemable Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                  (5) the date fixed for redemption;

                  (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Redeemable Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed; and

                  (7) that dividends on the shares of the Redeemable Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be.

                  (B) Each Holder of Redeemable Preferred Stock shall surrender the certificate or certificates representing such shares of Redeemable Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice and on the Redemption Date. The full Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be, for such shares of Redeemable Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.


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                  (C) Unless the Company  defaults in the payment in full of the applicable redemption price, dividends on the Redeemable Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the Optional Redemption Price, the Contingent Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

                  (f) Voting Rights. (i) The Holders of shares of the Redeemable Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (f)(ii), (f)(iii) and (f)(iv) hereof, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                   (ii) (A) So long as any shares of Redeemable Preferred Stock are outstanding, the Company shall not authorize any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that, without the approval of Holders of the Redeemable Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Redeemable Preferred Stock or indebtedness of the Company then outstanding, provided that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Redeemable Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Redeemable Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Redeemable Stock and (3) such Parity Securities shall not be entitled to the payment of cash dividends prior to July 15, 2000.

                  (B) So long as any shares of the Redeemable Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  (C) So long as any shares of the Redeemable Preferred Stock are outstanding, the Company shall not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting



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rights of Holders of shares of Redeemable  Preferred  Stock, or to authorize the issuance of any additional shares of Redeemable Preferred Stock, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. The Holders of at least a majority of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Certificate of Designation.

                  (D) Prior to the exchange of Redeemable Preferred Stock for Exchange Debentures, the Company shall not amend or modify, after originally executed and delivered, the indenture for the Exchange Debentures (the "Exchange Indenture") (except as expressly provided therein in respect of amendments without the consent of holders of Exchange Debentures) without the affirmative vote or consent of Holders of a majority of the outstanding shares of Redeemable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  (E)  Except  as set  forth  in  subparagraphs  (f)(ii)(A)  and
(f)(ii)(B) hereof, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Redeemable Preferred Stock and shall not, unless not complying with subparagraphs (f)(ii)(A) and (f)(ii)(B) hereof, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Redeemable Preferred Stock.

                  (iii) (A) If (1) dividends on the Redeemable Preferred Stock are in arrears and unpaid (and if, after July 15, 2000, such dividends are not paid in cash) for four consecutive quarterly periods (each, a "Dividend Default"); or (2) the Company fails to discharge any redemption obligation with respect to the Redeemable Preferred Stock (each, a "Redemption Default"); or (3) the Company fails to make an offer to purchase (and to complete such purchase) all of the outstanding shares of Redeemable Preferred Stock following a Change of Control, if such offer to purchase is required to be made pursuant to paragraph (h) hereof (each, a "Change of Control Default"); or (4) the Company breaches or violates one of the provisions set forth in paragraph (m) hereof and the breach or violation continues for a period of 30 consecutive days or more after notice thereof to the Company by Holders of 25% or more of the liquidation preference of the Redeemable Preferred Stock then outstanding (each, a

"Restriction Default"); or (5) there occurs with respect to any issue or issues of Indebtedness of the Company and/or any Significant Subsidiary having, individually or in the aggregate, an outstanding principal amount of $20 million or more for all such issues of the Company and/or any Significant Subsidiary, whether such Indebtedness exists on the Preferred Stock Issuance Date or is incurred thereafter, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default (each, a "Cross/Payment Default"), then the number of directors constituting the Board of Directors shall be adjusted as set forth in the Certificate of Incorporation to permit the Holders of the majority of the then outstanding Redeemable Preferred Stock, voting separately as one class, to elect the Maximum Redeemable Preferred Stock Directors. Holders of a majority of the issued and outstanding shares of the Redeemable Preferred Stock, voting separately as one class, shall have the exclusive right to elect the Maximum Redeemable Preferred Stock Directors (as defined in subparagraph
(f)(iii)(E) hereof) at a meeting therefor called upon occurrence of any one or more of a Dividend Default, Redemption Default, Change of Control Default, Restriction Default or Cross/Payment Default, as the case may be, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of Redeemable Preferred Stock expire (other than as described in subparagraph (f)(iii)(B) hereof). Each event described in clauses (1), (2), (3),
(4) and (5) of this subparagraph (f)(iii)(A) is a "Voting Rights Triggering Event." Within 15 days of the time the Company becomes aware of the occurrence of any default referred to in clause (4) or (5) of this subparagraph
(f)(iii)(A), the Company shall give written notice thereof to the Holders.

                  (B) The right of the Holders of Redeemable Preferred Stock voting separately as one class to elect the Maximum Redeemable Preferred Stock Directors shall continue until such time as (1) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Redeemable Preferred Stock and that gave rise to such Dividend Default are paid in full (and, in the case of dividends payable after July 15, 2000, paid in cash); and (2) in the event such right arises due to a Redemption Default, a Change of Control Default, a Restriction Default or a Cross/Payment Default, the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to subparagraph (f)(iii)(A) hereof shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Redeemable Preferred Stock pursuant to subparagraph (f)(iii)(A) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Redeemable Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Redeemable Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Redeemable Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 30 days after personal service of said written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of the Redeemable Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this subparagraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 40 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Redeemable Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Redeemable Preferred Stock for purposes of calling a meeting pursuant to the provisions of this subparagraph (f)(iii)(B).

                  (C) At any meeting held for the purpose of electing directors at which the Holders of Redeemable Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Redeemable Preferred Stock shall be required to constitute a quorum of such Redeemable Preferred Stock.

                  (D) Any vacancy occurring in the office of a director elected by the Holders of shares of the Redeemable Preferred Stock may be filled by the remaining directors, if any, elected by the Holders of shares of the Redeemable Preferred Stock unless and until such vacancy shall be filled by the Holders of shares of the Redeemable Preferred Stock.

                  (E) "Maximum Redeemable Preferred Stock Directors" means the maximum number of directors of the Company that the Holders of Redeemable Preferred Stock are entitled to elect equal to the greater of (x) one and (y) the whole number (including zero) obtained (rounding down to the nearest whole number) by (1) multiplying 1/6 by the number of members of the Board of

Directors in office immediately prior to the occurrence of a Voting Rights Triggering Event and (2) adding one.

                   (iv) In any case in which the Holders of shares of the Redeemable Preferred Stock shall be entitled to vote pursuant to this paragraph
(f) or  pursuant  to  Delaware  law,  each  Holder of  shares of the  Redeemable
Preferred Stock shall be entitled to one vote for each share of Redeemable Preferred Stock held.

                  (g) Exchange. (i) Requirements. (A) The Company may exchange all, but not less than all, of the then outstanding shares of Redeemable Preferred Stock for the Company's Subordinated Notes due 2006 (the "Exchange Debentures") at any time. In order to effect such exchange, the Company shall
(1) if necessary to satisfy the condition set forth in clause (II) of this subparagraph (g)(i)(A), based upon the written advice of counsel to the Company, file a registration statement with the Securities and Exchange Commission (the "SEC") relating to such exchange, (2) if a registration statement is filed with the SEC pursuant to clause (1) above, use its best efforts to cause such registration statement to be declared effective as soon as practicable by the SEC and (3) if a registration statement is not filed with the SEC pursuant to clause (1) above, qualify, to the extent required, the Exchange Indenture and the trustee thereunder (the "Trustee") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In order to effectuate such exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record of shares of Redeemable Preferred Stock, which notice shall state: (v) that the Company is exchanging the Redeemable Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Mandatory Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the last sentence of this subparagraph
(g)(i)(A)); (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Redeemable Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Redeemable Preferred Stock to be exchanged; (y) that dividends on the shares of Redeemable Preferred Stock to be exchanged shall cease to accrue on the Mandatory Exchange Date whether or not certificates for shares of Redeemable Preferred Stock are surrendered for exchange on the Mandatory Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (z) that interest on the Exchange Debentures shall accrue from the Mandatory Exchange Date whether or not certificates for shares of Redeemable Preferred Stock are surrendered for exchange on the Mandatory Exchange Date. On the Mandatory Exchange Date, if the conditions set forth in clauses (I) through (VI) of this subparagraph (g)(i)(A) are satisfied, the Company shall issue Exchange Debentures in exchange for the

Redeemable Preferred Stock as provided in subparagraph (g)(ii)(A), provided that on the Mandatory Exchange Date: (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation Law); (II) either (x) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange and shall continue to be in effect on the Mandatory Exchange Date or
(y) (i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each Holder that is not an Affiliate of the Company will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (ii) such exemption is relied upon by the Company for such exchange; (III) the Exchange Indenture shall have been duly executed by the Company and the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, (IV) the Exchange Indenture and the Trustee shall have been qualified under the Trust Indenture Act; (V) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and (VI) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of the exchange, regarding the satisfaction of the conditions set forth in clauses (I), (II), (III) and
(IV). In the event that the issuance of the Exchange Debentures is not permitted on the Mandatory Exchange Date or any of the conditions set forth in clauses (I) through (VI) of the preceding sentence are not satisfied on the Mandatory Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

                  (B) Upon any exchange pursuant to subparagraph (g)(i)(A) hereof, Holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive a principal amount of Exchange Debentures for shares of Redeemable Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Mandatory Exchange Date) with respect to which, equals such amount; provided that the Company at its option may pay cash for any or all accrued and unpaid dividends on the Redeemable Preferred Stock in lieu of issuing an Exchange Debenture in respect of such dividends.

                   (ii) Procedure for Exchange. (A) On or before the Mandatory Exchange Date, each Holder of Redeemable Preferred Stock shall surrender the certificate or certificates representing such shares of Redeemable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the

Mandatory Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Redeemable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Mandatory Exchange Date.

                  (B) If notice has been mailed as aforesaid, and if before the Mandatory Exchange Date (1) the Exchange Indenture shall have been duly executed and delivered by the Company and the Trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then dividends will cease to accrue on the Redeemable Preferred Stock on and after the Mandatory Exchange Date and the rights of the Holders of shares of the Redeemable Preferred Stock as stockholders of the Company shall cease on and after the Mandatory Exchange Date (except the right to receive Exchange Debentures), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the Mandatory Exchange Date.

                  (h) Change of Control. (i) Subject to paragraph (h)(v) hereof, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of shares of Redeemable Preferred Stock to repurchase all or any part of such Holder's shares of Redeemable Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date (as defined in subparagraph
(h)(ii)(B) hereof) to the Change of Control Payment Date) (the "Change of Control Payment").

                   (ii) Within 30 days following any Change of Control, the Company shall mail a notice to such Holder stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designation and that, to the extent lawful, all shares of Redeemable Preferred Stock tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Redeemable Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designation; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Redeemable Preferred Stock accepted for payment pursuant to the Change of

Control Offer shall cease to accrue dividends on and after the Change of Control Payment Date and all rights of the Holders of such Redeemable Preferred Stock shall terminate on and after the Change of Control Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Redeemable Preferred Stock repurchased.

                  (iii) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (1) accept for payment shares of Redeemable Preferred Stock tendered pursuant to the Change of Control Offer and (2) promptly mail to each Holder of shares of Redeemable Preferred Stock so accepted payment in an amount equal to the Change of Control Payment for such shares and
(B) unless the Company defaults in the payment for the shares of Redeemable Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Redeemable Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                   (iv) The Company shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Redeemable Preferred Stock in connection with a Change of Control.

                    (v) Notwithstanding the foregoing, the Company shall not make (or be required to make) a Change of Control Offer if any Indebtedness outstanding upon the occurrence of a Change of Control is (or may be) required to be repaid, redeemed or repurchased in full pursuant to the terms thereof (or if any such Change of Control constitutes a default under such Indebtedness) until such Indebtedness is repaid, redeemed or repurchased in full, in which case the date on which all indebtedness is so repaid, redeemed or repurchased for purposes of this paragraph (h) shall be deemed to be the date on which such Change of Control shall have occurred. In no event will the Company be required to commence a Change of Control offer until all Indebtedness under the Silgan Credit Agreement is paid in full or the Company obtains the requisite consent of the lenders thereunder.

                  (i) Conversion or Exchange. The Holders of shares of Redeemable Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

                  (j) Preemptive Rights. No shares of Redeemable Preferred Stock shall have any rights of preemption whatsoever as to any securities of the

Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                  (k) Reissuance of Redeemable Preferred Stock. Shares of Redeemable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Redeemable Preferred Stock must be in compliance with the terms hereof.

                  (l) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (m) Certain Additional Provisions. (i) Limitation on Indebtedness. (A) The Company shall not, and shall not permit any Subsidiary (other than Silgan and its Subsidiaries) to, Incur any Indebtedness (other than the Discount Debentures, the Exchange Debentures and Indebtedness existing on the Preferred Stock Issuance Date) or issue any Redeemable Stock unless, after giving effect to the Incurrence of such Indebtedness or issuance of Redeemable Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Company would be greater than 1.75:1. Notwithstanding the foregoing, the Company and its Subsidiaries (other than Silgan and its Subsidiaries) may Incur each and all of the following: (1) Indebtedness in an aggregate principal amount not to exceed $100 million outstanding at any time;
(2) Indebtedness to the Company or any Restricted Subsidiary; (3) Indebtedness or Redeemable Stock issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, outstanding Indebtedness or Redeemable Stock, other than Indebtedness Incurred under clauses (1) and (8) of this subparagraph (m)(i)(A) and any refinancings thereof, in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount exchanged, refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness or Redeemable Stock the proceeds of which are used to exchange, refinance or refund Redeemable Stock, determined as of the date of Incurrence of such new Indebtedness or issuance of such Redeemable Stock, does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the Redeemable Stock to be exchanged, refinanced or refunded, and the Average Life of such Indebtedness or Redeemable Stock is at least equal to the remaining Average

Life of the Redeemable Preferred Stock to be exchanged,  refinanced or refunded;
(4) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, Silgan Indebtedness; provided that (I) the principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, the original issue price) of such new Indebtedness shall not exceed the principal amount of Silgan Indebtedness exchanged, refinanced or refunded (plus premiums, if any, accrued interest, fees and expenses) and (II) the Average Life of such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, is at least equal to the remaining Average Life of the Silgan Indebtedness being exchanged, refinanced or refunded; (5) Indebtedness Incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued; provided that (I) such Indebtedness (other than any Shareholder Subordinated Notes, which must be pari passu with, or subordinated in right of payment to, the Exchange Debentures), by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Exchange Debentures would be subordinated in right of payment to Senior Indebtedness, (II) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company (including, without limitation, at the option of the holder thereof, other than an option given to a holder pursuant to a "change of control" or an "asset sale" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in paragraphs (h) and (m)(vi) hereof), and such Indebtedness specifically provides that the Company will not repurchase or redeem such Indebtedness pursuant to such provisions prior to the Company's repurchase of the Redeemable Preferred Stock required to be repurchased by the Company under paragraphs (h) and (m)(vi) hereof) at any time prior to the Mandatory Redemption Date of the Redeemable Preferred Stock and
(III) the scheduled maturity of all principal of such Indebtedness is beyond the Mandatory Redemption Date of the Redeemable Preferred Stock; (6) Guarantees of Indebtedness of Silgan and other Restricted Subsidiaries under the Silgan Credit Agreement; (7) Indebtedness (I) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business, (II) under (or in respect of) Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (III) arising from agreements providing for indemnification, adjustment of purchase price or similar options, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of the Company for the purpose of financing such acquisition; and (8) unsecured Indebtedness of the Company; provided that such Indebtedness (I) determined as of the date of Incurrence of such Indebtedness, does not mature prior to the Mandatory Redemption Date of the Redeemable Preferred Stock, and the Average Life of such Indebtedness is greater than the remaining Average Life of the Redeemable Preferred Stock, (II) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such
Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" or an "asset sale" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in paragraphs (h) and (m)(vi) hereof) and such Indebtedness specifically provides that the Company will not repurchase or redeem such Indebtedness pursuant to such provisions prior to the Company's repurchase of the Redeemable Preferred Stock required to be repurchased by the Company under paragraphs (h) and (m)(vi) hereof) at any time prior to the Mandatory Redemption Date of the Redeemable Preferred Stock and (III) by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is not scheduled to pay interest in cash prior to the first date on which dividends on the Redeemable Preferred Stock are required to be paid in cash.

                  (B) The Company shall not permit  Silgan or any  Subsidiary of
Silgan to Incur any Indebtedness or issue any Redeemable Stock unless (1) after giving effect to the Incurrence of such Indebtedness or issuance of Redeemable Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of Silgan would be greater than 1.75:l or (2) such Indebtedness so Incurred by Silgan or such Subsidiary of Silgan constitutes Silgan Indebtedness; provided, however, that any Indebtedness or Redeemable Preferred Stock so Incurred or issued pursuant to clause (1) or (2) of this subparagraph

(m)(i)(B) may not prohibit the payment of dividends to the Company (but any such Indebtedness may condition such payments on the absence of any defaults or events of defaults thereunder and on compliance with financial tests) in amounts sufficient to make mandatory interest and principal payments due on the Exchange Debentures at the times and in the amount due and payable; and provided further, however, that, in the event the Redeemable Preferred Stock is changed or exchanged into securities of a Successor Corporation, nothing in this subparagraph (m)(i)(B) shall prohibit the Successor Corporation from assuming or otherwise becoming liable for existing Indebtedness of the Company or its Subsidiaries.

                  (C)  Notwithstanding  any other  provision  of this  paragraph
(m)(i), (1) the maximum amount of Indebtedness that the Company, Silgan or any of their respective Subsidiaries may Incur pursuant to this paragraph (m)(i) shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies and (2) for purposes of calculating the amount of Indebtedness outstanding at any time under clause (1) of subparagraph
(m)(i)(A) hereof, no amount of Indebtedness of the Company, Silgan or any of their respective Subsidiaries outstanding on the Preferred Stock Issuance Date shall be considered to be outstanding.

                  (D) For purposes of determining any particular amount of Indebtedness under this paragraph (m)(i), Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this paragraph (m)(i), (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

                  (E) Notwithstanding any of the foregoing, nothing in this paragraph (m)(i) shall prohibit the occurrence of (1) a Company Merger, (2) the sale of all or substantially all of the property and assets of Silgan or its successors to the Company and the assumption by the Company of all or substantially all of the liabilities of Silgan or its successors, or (3) the change or exchange of the Redeemable Preferred Stock into preferred stock of Silgan having the same rights and privileges as the Redeemable Preferred Stock. Immediately upon the occurrence of an event specified in clause (1), (2) or (3) of this subparagraph (m)(i)(E), (1) paragraphs (m)(i)(A) and (E) (other than clause (1) hereof) shall be of no further force and effect and (2) all references to Silgan in subparagraph (m)(i)(B) hereof shall refer to the Successor Corporation.

                   (ii) Limitation on Restricted Payments. (A) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,
(1) declare or pay any dividend or make any distribution on its Junior Securities (other than dividends or distributions payable solely in shares of its Junior Securities or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Junior Securities or Capital Stock) held by Persons other than the Company or another Restricted Subsidiary (other than in respect of the repurchase or redemption of the Company Class B Stock with the proceeds of the Redeemable Preferred Stock), (2) purchase, redeem, retire or otherwise acquire for value any Junior Securities (other than in respect of the repurchase or redemption of the Company Class B Stock with the proceeds of the Redeemable Preferred Stock) or any shares of Capital Stock of any Restricted Subsidiary or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities or Capital Stock) held by Persons other than the Company or another Restricted Subsidiary or (3) make any investment in any Affiliate (other than the Company or a Restricted Subsidiary) or Unrestricted Subsidiary (such payments or any other actions described in clauses (1) through (3) hereof being, collectively, "Restricted Payments") if at the time of and after giving effect to the proposed Restricted Payment: (I) a Voting Rights Triggering Event shall have occurred and be continuing, (II) the Company (in the case the Company or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under subparagraph (m)(i)(A) hereof or Silgan (in the case Silgan or its Restricted Subsidiaries will make the Restricted Payment) could not Incur at least $1.00 of Indebtedness under subparagraph (m)(i)(B) hereof, (III) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Preferred Stock Issuance Date (other than any Restricted Payments under clauses (2) or (4) of subparagraph (m)(ii)(B) hereof) shall exceed the sum of (w) 50% of the aggregate amount of Adjusted Consolidated Net Income (or, if Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of the Company (determined by excluding income resulting from the transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the month immediately following the Preferred Stock Issuance Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (x) the aggregate net cash proceeds received by the Company from the issuance and sale of Junior Securities of the Company (other than Redeemable Stock) to any Person other than a Subsidiary of the Company, including an issuance or sale permitted by this Certificate of Designation for cash or other property upon the conversion of any Indebtedness of the Company subsequent to the Preferred Stock Issuance Date, or from the issuance of any options, warrants or other rights to acquire Junior Securities of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Mandatory Redemption Date of the Redeemable Preferred Stock) plus (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments" set forth in paragraph (n) hereof), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary plus (z) $25 million, or (IV) all dividends in respect of the Redeemable Preferred Stock shall not have been declared and paid in full as provided in this Certificate of Designation.

                  (B) The foregoing provision shall not be violated by reason of: (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with subparagraph (m)(ii)(A) hereof; (2) the making of Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $75 million outstanding at any time; (3) the declaration and payment of dividends on the Common Stock of the Company or Silgan, following an initial public offering of the Common Stock of the Company or Silgan, as the case may be, of up to 6% per annum of the net proceeds received by the Company or Silgan, as the case may be, in such initial public offering; (4) the repurchase, redemption, refinancing or other payment or prepayment of Junior Securities with the proceeds of Indebtedness incurred under clauses (1), (3) or (8) of subparagraph (m)(i)(A) hereof; (5) the purchase, redemption, acquisition, cancellation or other retirement for value of Junior Securities of the Company, Silgan or any other Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any Stock Based Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Stock Based Plan or any other agreement under which such Junior Securities, options, related rights or similar securities were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Junior Securities, options, related rights or similar securities after the Preferred Stock Issuance Date does not exceed $25 million and that any additional consideration in excess of such $25 million is in the form of Indebtedness that would be permitted to be Incurred under clause (5) of subparagraph (m)(i)(A) hereof; (6) the repurchase of Junior Securities of the

Company or Capital Stock of Silgan followed immediately by the reissuance thereof for consideration in an amount at least equal to the consideration paid to acquire such stock, or the redemption, repurchase or other acquisition for value of Common Stock of the Company or Capital Stock of any Subsidiary of the Company in exchange for, or with the proceeds of a substantially concurrent offering of, other Common Stock or shares of the Capital Stock, as the case may be, of such entity (other than Redeemable Stock); and (7) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Exchange Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; provided that, in the case of clauses
(2), (3), (4), (5) and (7) of this subparagraph (m)(ii)(B), no Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence thereof.

                  (iii) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (A) The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(3) make loans or advances to the Company or any other Restricted  Subsidiary or
(4) transfer, subject to certain exceptions, any of its property or assets to the Company or any other Restricted Subsidiary.

                  (B) Notwithstanding anything else provided herein, subparagraph (m)(iii)(A) hereof shall not restrict or prohibit any encumbrances or restrictions existing: (I) in the Silgan Credit Agreement, the Silgan Notes, the Discount Debentures (including any agreement pursuant to which the Silgan Notes or the Discount Debentures were issued), or any other agreements in effect on the Preferred Stock Issuance Date, including extensions, refinancings, renewals or replacements thereof, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders thereof than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (II) under or by reason of applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (III) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) in the case of clause (4) of subparagraph (m)(iii)(A) hereof, (x) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (y) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Certificate of Designation, or (z) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary, or (V) with respect to any Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary.

                  (C) Nothing contained in this paragraph (m)(iii) shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company or any of its Subsidiaries that secure Indebtedness of the Company or any of its Subsidiaries.

                   (iv) Limitation on Transactions with Shareholders and Affiliates. (A) The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company (other than the Bank Agent or any of its Affiliates) or any Subsidiary of the Company or with any Affiliate of the Company or any Subsidiary of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary of the Company than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  (B) The foregoing limitation does not limit, and shall not apply to: (1) any transaction between the Company and any Subsidiary of the Company or between Subsidiaries of the Company; (2) transactions (A) for which the Company or any Subsidiary of the Company delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary of the Company from a financial point of view or (B) approved by a majority of the disinterested members of the Board of Directors; (3) the payment of fees pursuant to the Management Agreements or pursuant to any similar management contracts entered into by the Company or any Subsidiary of the Company; (4) the payment of reasonable and customary regular fees to directors of the Company or any Subsidiary of the Company who are not employees of the Company or such Subsidiary of the Company; (5) any payments or other transactions pursuant to any tax-sharing agreement between the Company and Silgan or any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes; (6) any Restricted Payments not prohibited by paragraph (m)(ii);
(7) the payment of fees to Morgan Stanley, S&H or their respective Affiliates for financial, advisory, consulting or investment banking services that the Board of Directors deems to be advisable or appropriate for the Company or any Subsidiary of the Company to obtain (including the payment to Morgan Stanley of any underwriting discounts or commissions or placement agency fees) in connection with the issuance and sale of any securities by the Company or any Subsidiary of the Company; or (8) any transaction contemplated by any of the Stock Based Plans.

                  (C) Notwithstanding any of the foregoing, nothing in this paragraph (m)(iv) shall prohibit the occurrence of (1) a Company Merger, (2) the sale of all or substantially all of the property and assets of Silgan or its successors to the Company and the assumption by the Company of all or substantially all of the liabilities of Silgan or its successors, or (3) the issuance by Silgan or its successors of preferred stock in exchange for or in replacement of the Redeemable Preferred Stock having the same rights and privileges as the Redeemable Preferred Stock. Immediately upon the occurrence of an event specified in clause (1), (2) or (3) of the preceding sentence, all references to the Company in this paragraph (m)(iv) shall refer to the Successor Corporation.

                    (v) Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. (A) The Company shall not permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock), except (1) to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, (2) pursuant to options on such Capital Stock granted to officers and directors of such Restricted Subsidiary,
(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (4) in connection with an initial public offering of the Common Stock of such Restricted Subsidiary; provided that, within 12 months after the date the Net Cash Proceeds of an initial public offering are received by such Restricted Subsidiary, such Restricted Subsidiary shall (I) apply an amount equal to such Net Cash Proceeds to repay Indebtedness or Senior Securities of the Company or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries, (II) apply an amount equal to such Net Cash Proceeds to the repurchase of Indebtedness or Senior Securities pursuant to mandatory repurchase or repayment provisions applicable to such Indebtedness or Senior Securities or (III) invest an equal amount, or the amount not so applied pursuant to clause (I) or (II) of this paragraph (m)(v)(A) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, any Restricted Subsidiary and its Subsidiaries existing on the date thereof.

                  (B) Notwithstanding any of the foregoing, nothing in paragraph
(m)(v) hereof shall prohibit the occurrence of (1) a Company Merger, (2) the sale of all or substantially all of the property and assets of Silgan or its successors to the Company, and the assumption by the Company of all or substantially all of the liabilities of Silgan or its successors, or (3) the issuance by Silgan or its successors of preferred stock having the same rights and privileges as the Redeemable Preferred Stock in exchange or replacement for the Redeemable Preferred Stock. Immediately upon the occurrence of an event specified in clause (1), (2) or (3) of the preceding sentence, all references to the Company in this paragraph (m)(v) shall refer to the Successor Corporation.

                   (vi) Limitation on Asset Sales. (A) In the event and to the extent that the Net Cash Proceeds received by the Company or any Restricted
Subsidiary from one or more Asset Sales occurring on or after the Preferred Stock Issuance Date in any period of 12 consecutive months (other than Asset Sales by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary) exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall, or shall cause such Restricted Subsidiary to, (1) within 12 months after the date the Net Cash Proceeds so received exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), (I) apply an amount equal to such excess Net Cash Proceeds to repay Indebtedness or Senior Securities of the Company or Indebtedness of a Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (II) invest an equal amount, or the amount not so applied pursuant to clause (I) of this subparagraph (m)(vi)(A) (or enter into a definitive agreement committing to so invest within 12 months of the date of such agreement), in property or assets that (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date thereof and (2) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1) of this subparagraph (m)(vi)(A)) as provided in the following subparagraphs of this paragraph (m)(vi). The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (I) or (II) of the preceding sentence of this subparagraph (m)(vi)(A) and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  (B) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the 15th Business Day of such month, make an offer (each, an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate liquidation value of shares of Redeemable Preferred Stock equal to the Excess Proceeds on such date, at a redemption price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption (the "Excess Proceeds Payment"); provided, however, that no Excess Proceeds Offer shall be required to be commenced with respect to the Redeemable Preferred Stock until the Business Day following the dates that payments are made pursuant to similar offers that are made to holders of Indebtedness and need not be commenced if the Excess Proceeds remaining after application to Indebtedness purchased in the offers made to the holders of Indebtedness are less than $10 million; provided further, however, that no Redeemable Preferred Stock may be purchased under this subparagraph (m)(vi)(B) unless the Company shall have purchased all Indebtedness tendered pursuant to the offers applicable thereto and shall have obtained the consent required under the Silgan Credit Agreement to make such an Excess Proceeds Offer.

                  (C) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Transfer Agent and each Holder stating: (1) that the Excess Proceeds Offer is being made pursuant to subparagraph (m)(vi)(B) hereof and that all Redeemable Preferred Stock validly tendered will be accepted for payment on a pro rata basis; (2) the redemption price and the date of redemption or purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (3) that any share of Redeemable Preferred Stock not tendered will continue to accumulate and pay dividends pursuant to its terms; (4) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any share of Redeemable Preferred Stock accepted for payment pursuant to the Excess Proceeds Offer shall cease to accumulate dividends on and after the Excess Proceeds Payment Date and all rights of the Holders of such Redeemable Preferred Stock shall terminate on and after the Change of Control Date; (5) that Holders electing to have any share of Redeemable Preferred Stock purchased pursuant to the Excess Proceeds Offer will be required to surrender such Redeemable Preferred Stock, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the share of Redeemable Preferred Stock completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of such Holder, the liquidation preference of the shares of Redeemable Preferred Stock delivered for redemption and a statement that such Holder is withdrawing his election to have such Redeemable Preferred Stock redeemed; and (7) that Holders whose Redeemable Preferred Stock is being redeemed or being purchased only in part will be issued new shares of Redeemable Preferred Stock equal in liquidation preference to the unredeemed Redeemable Preferred Stock surrendered.

                  (D) On the Excess  Proceeds  Payment Date,  the Company shall:
(1) accept for payment on a pro rata basis Redeemable Preferred Stock or portions thereof tendered pursuant to the Excess Proceeds Offer; (2) deposit with the Transfer Agent money sufficient to pay the redemption price of all Redeemable Preferred Stock or portions thereof so accepted; and (3) deliver, or cause to be delivered, to the Transfer Agent all Redeemable Preferred Stock or portions thereof so accepted, together with an Officer's Certificate specifying the shares of Redeemable Preferred Stock or portions thereof accepted for payment by the Company. The Transfer Agent shall promptly mail to the Holders of Redeemable Preferred Stock so accepted payment in an amount equal to the redemption price, and the Trustee shall promptly authenticate and mail to such Holders new shares of Redeemable Preferred Stock equal in liquidation preference to any unredeemed portion of the Redeemable Preferred Stock surrendered. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this paragraph (m)(vi), the Transfer Agent shall act as the Paying Agent.

                  (E) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this paragraph (m)(vi) and the Company is required to redeem Redeemable Preferred Stock as described above.

                  (F) Notwithstanding  the foregoing,  nothing in this paragraph
(m)(vi) shall prohibit the occurrence of (1) a Company Merger or (2) the sale of all or substantially all of the property and assets of Silgan or its successors to the Company and the assumption by the Company of all or substantially all of
the   liabilities  of  Silgan  or  its successors.  Immediately  upon the occurrence of an event specified in clause (1) or (2) of the preceding sentence, all references to the Company in this paragraph (m)(vi) shall refer to the Successor Corporation.

                  (vii) Consolidation, Merger and Sale of Assets. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company; provided that, in connection with any merger of the Company with any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, no consideration (other than common stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company, unless: (A) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the Redeemable Preferred Stock shall be converted or exchanged for and shall become shares of such successor company having in respect of the successor company the same rights and privileges that the Redeemable Preferred Stock had immediately prior to such transaction; (B) immediately after giving effect to such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; (C) immediately after giving effect to such transaction on a pro forma basis, the Interest Coverage Ratio of the Company (or any Person becoming the successor issuer of the Redeemable Preferred Stock) is at least 1:1; provided that, if the Interest Coverage Ratio of the Company before giving effect to such transaction is within the range set forth in column
(A) below, then the Interest Coverage Ratio of the Company (or any Person becoming the successor issuer of the Redeemable Preferred Stock) shall be at least equal to the lesser of (I) the ratio determined by multiplying the percentage set forth in column (B) below by the Interest Coverage Ratio of the Company prior to such transaction and (II) the ratio set forth in column (C) below:

     (A)                                           (B)             (C)

1.11:1 to 1.99:1.........                          90%              1.5:1

2.00:1 to 2.99:1.........                          80%              2.1:1

3.00:1 to 3.99:1.........                          70%              2.4:1

4.00:1 or more...........                          60%              2.5:1


and provided further that, if the Interest Coverage Ratio of the Company (or any Person becoming the successor issuer of the Redeemable Preferred Stock) is 3:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (C) of this paragraph (m)(vii); (D) immediately after giving effect to such transaction on a pro forma basis, the Company (or any Person that becomes the successor issuer of the Redeemable Preferred Stock) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and (E) the Company delivers to the Registrar an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (C) and (D) of this paragraph (m)(vii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (D) of this paragraph (m)(vii) does not apply to, and the Interest Coverage Ratio required by clause (C) of this paragraph
(m)(vii) (1) shall be 1.75:1 with respect to, (I) a Company Merger, (II) the sale of all or substantially all of the property and assets of Silgan or its successors to the Company, and the assumption by the Company of all or substantially all of the liabilities of Silgan or its successors or (III) the issuance by Silgan or its successors of preferred stock complying with clause
(A) of this paragraph (m)(vii) and (2) does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the limitations of this paragraph (m)(vii).

             (viii) Reports. So long as any shares of Redeemable Preferred Stock are outstanding, the Company shall file with the SEC and send to the Holders of the Redeemable Preferred Stock the annual reports, quarterly reports and the information, documents and other reports required to be filed by the Company with the SEC pursuant to Section 13 or 15 of the Exchange Act, whether or not the Company has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the SEC and, within 15 days after the Company is or would be required to file such reports, information or documents with the SEC.

                  (n) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of any Person and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of such Person (other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (III) of subparagraph (m)(ii)(A) hereof (and, in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (iii) the net income (or loss) of any Subsidiary of any Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) any amounts paid or accrued as dividends on preferred stock of such Person or preferred stock of any Subsidiary of such Person; and (vi) all extraordinary gains and extraordinary losses; provided that, solely for the purposes of calculating the Interest Coverage Ratio (and in such case, except to the extent includible pursuant to clause (i) above), "Adjusted Consolidated Net Income" of the Company shall include the amount of all cash dividends received by the Company or any Subsidiary of the Company from an Unrestricted Subsidiary.

                  "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, neither the Bank Agent nor any Bank nor any affiliate of any of them shall be deemed to be an Affiliate of the Company or any Subsidiary of the Company.

                  "Asset Acquisition" means (i) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries that constitute substantially all of an operating unit or business of such Person.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the property and assets that constitute an operating unit or business of the Company or any of its Subsidiaries.

                  "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (iii) any other property and assets of such Person or any of its Subsidiaries outside the ordinary course of business of such Person or such Subsidiary and, in each case, that is not governed by paragraph (m)(vi) hereof; provided that sales or other dispositions of inventory, receivables and other current assets shall not be included within the meaning of such term.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bank Agent" means Bankers Trust Company, as co-arranger and administrative agent for the Banks pursuant to the Silgan Credit Agreement, and any successor or successors thereto.

                  "Banks" means the lenders which are from time to time parties to the Silgan Credit Agreement.

                  "Board Resolution" means, with respect to any person, a copy of a resolution, certified by the Secretary or Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification.

                  "Business Day" means any day except a Saturday or Sunday or other day on which commercial banks in The City of New York or in the city of the Corporate Trust Office of the Trustee are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock of such Person, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

                  "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than MSLEF II, Mr. Horrigan, Mr. Silver and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the then outstanding Voting Stock of the Company and (b) MSLEF II, Mr. Horrigan, Mr. Silver and their respective Affiliates beneficially own, directly or indirectly, less than 25% of the total voting power of the then outstanding Voting Stock of the Company; (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) the Company shall not beneficially own, directly or indirectly, at least a majority of the issued and outstanding Voting Stock of Silgan other than as a result of the Company Merger.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or nonvoting) of common stock of such Person, including, without limitation, all series and classes of such common stock.

                  "Company Merger" means the merger or consolidation of the Company and Silgan or either of their successors.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iv) depreciation expense, (v) amortization expense and (vi) all other noncash items reducing Adjusted Consolidated Net Income, less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced by an amount equal to (a) the Adjusted Consolidated Net Income of such Subsidiary multiplied by (b) the quotient of (1) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (2) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by such Person during such period; excluding, however, (i) any amount of such interest of any Subsidiary of such Person if the net income (or loss) of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof), (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Refinancing and (iii) amortization of any other deferred financing costs, all as determined on a consolidated basis in conformity with GAAP. For purposes of this Certificate of Designation, Consolidated Interest Expense shall include all amounts paid or accrued as dividends on Preferred Stock of any Person or any Subsidiary of such Person.

                  "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in conformity with GAAP.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries (which shall be as of a date not more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Containers" means Silgan Containers Corporation, a Delaware corporation.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of the Exchange Indenture or to which the Company or any of its Subsidiaries becomes a party or a beneficiary thereafter.

                  "Discount Debentures" means the 13 1/4% Senior Discount Debentures due 2002 of the Company.

                  "Dividend Payment Date" means January 15, April 15, July 15 and October 15 of each year.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "Exchange Preferred Stock" means any issue of preferred stock of the Company with terms identical to the Redeemable Preferred Stock issued by the Company in connection with a registered offer to exchange the Redeemable Preferred Stock.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Preferred Stock Issuance Date applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Certificate of Designation shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the provisions hereof shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the Refinancing, and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay or advance or supply funds for the purchase or payment of such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" means a holder of shares of Redeemable
Preferred Stock.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) all obligations of such Person in respect of borrowed money under the Silgan Credit Agreement, the Silgan Notes, the Discount Debentures and any Guarantees thereof and (ix) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and, in clarification of this definition, any unused commitment under the Silgan Credit Agreement or any other agreement relating to Indebtedness shall not be treated as outstanding.

                  "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issuance Date and ending on the day before the first Dividend Payment Date to occur thereafter.

                  "Interest Coverage Ratio" means, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial
information  in  respect  thereof  is  available   immediately   prior  to  such
Transaction Date to (ii) the aggregate Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation,
(a) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to the Transaction Date (other than Indebtedness incurred under a revolving credit or similar arrangement) to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement on the last day of such period), (2) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been incurred on the first day of such four-fiscal-quarter period and after giving effect to the application of the proceeds thereof; (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (c) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but which is not outstanding or which is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (b)) during such four-fiscal-quarter period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the Transaction Date; (d) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during such four-fiscal-quarter period or thereafter and prior to the Transaction Date (including any Asset Acquisition to be made with the Indebtedness Incurred pursuant to clause (i) above) as if they had occurred on the first day of such four-fiscal-quarter period; (e) with respect to any such four-fiscal-quarter period commencing prior to the Refinancing, the Refinancing shall be deemed to have taken place on the first day of such period; and (f) pro forma effect shall be given to asset dispositions and asset acquisitions that have been made by any Person that has become a Subsidiary of the Company or has been merged with or into the Company or any Subsidiary of the Company during the four-fiscal-quarter period referred to above or subsequent to such period and prior to the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of the Company as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such period.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary or becomes a Party or a beneficiary thereafter.

                  "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, any other Person. For purposes of the definition of "Unrestricted Subsidiary" and paragraph (m)(ii) hereof, (i) "Investment" shall include the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Subsidiary of the

Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Morgan Stanley" means Morgan Stanley & Co.
Incorporated or its affiliates.

                  "MSLEF II" means The Morgan Stanley Leveraged Equity Fund II, L.P.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale computed without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (a) is secured by a Lien on the property or assets sold or (b) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

                  "Organization   Agreement"  means  the  Amended  and  Restated
Organization Agreement, dated as of December 21, 1993, among the Company and the other parties thereto.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plastics" means Silgan Plastics Corporation, a
Delaware corporation.

                  "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person, including, without limitation, the Preferred Stock.

                  "Preferred Stock Issuance Date" means the date on which 50,000 shares of Redeemable Preferred Stock are originally issued by the Company under this Certificate of Designation.

                  "Preferred Stock Exchange Offer" means each registered offer to exchange the Redeemable Preferred Stock for Exchange
Preferred Stock.

                  "Quarterly Dividend Period" means the quarterly dividend period commencing on each January 15, April 15, July 15 and October 15 and ending on the day before the following Dividend Payment Date.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Exchange Debentures or the mandatory redemption date of the Preferred Stock, as the case may be, shall not constitute Redeemable Stock if the "change of control" or "asset sale" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in paragraphs (h) and (m)(vi) hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company' repurchase of Exchange Debentures or Preferred Stock required to be repurchased by the Company under paragraphs (h) and (m)(vi).

                  "Redemption Date", with respect to any shares of Redeemable Preferred Stock, means the date on which such shares of Redeemable Preferred Stock are redeemed by the Company.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "S&H" means S&H, Inc., a Connecticut corporation wholly owned by R. Philip Silver and D. Greg Horrigan.

                  "Senior Indebtedness" is defined to mean the following obligations of the Company or a Successor Corporation: (i) all Indebtedness and other monetary obligations of the Company or a Successor Corporation under (or in respect of) the Silgan Credit Agreement, the Discount Debentures and, in the event of a Company Merger or similar transaction, the Silgan Notes (including any agreement pursuant to which the Silgan Notes or the Discount Debentures were issued), any Interest Rate Agreement or any Currency Agreement, (ii) all other Indebtedness of Holdings or a Successor Corporation (other than Indebtedness evidenced by the Exchange Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Exchange Debentures and
(iii) all fees, expenses and indemnities payable in connection with the Silgan Credit Agreement, the Silgan Notes (including any agreement pursuant to which the Silgan Notes are issued) and, if applicable, Currency Agreements and Interest Rate Agreements; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company or a Successor Corporation that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company or a Successor Corporation, (b) any Indebtedness of the Company or a Successor Corporation to a Subsidiary of the Company or a Successor Corporation or to a joint venture in which the Company or a Successor Corporation has an interest,
(c) any Indebtedness of the Company or a Successor Corporation (other than such Indebtedness already described in clause (i) above) of the type described in clause (ii) above and not permitted by paragraph (m)(i), (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee or officer of the Company or a Successor Corporation or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company or a Successor Corporation or
(g) any Trade Payables. "Senior Indebtedness" will also include interest accruing subsequent to events of bankruptcy of Holdings or a Successor
Corporation and its Subsidiaries at the rate provided for in the document governing such Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

                  "Shareholder Subordinated Notes" shall have the same meaning given such term in the Silgan Credit Agreement (including the exhibits thereto) as in effect on the Preferred Stock Issuance Date.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

                  "Silgan" means Silgan Corporation, a Delaware corporation.

                  "Silgan Notes" means the 11 3/4% Senior Subordinated Notes due 2002 of Silgan.

                  "Silgan Credit Agreement" means the Credit Agreement, dated as of August 1, 1995, as amended, among Silgan, Containers, Plastics, the Banks party thereto and the Bank Agent and Bank of America Illinois, as co-arranger and as documentation agent, together with the related documents thereof (including without limitation any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of Silgan whose obligations are Guaranteed by Silgan thereunder and who are included as additional borrowers thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement.

                  "Silgan Indebtedness" means any of the following Indebtedness of Silgan and/or any of its Subsidiaries: (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed the sum of (a) the aggregate outstanding Indebtedness and unutilized commitments on the Preferred Stock Issuance Date under the Silgan Credit Agreement plus (b) an aggregate amount not to exceed $200 million outstanding at any time; (ii) Indebtedness issued in exchange for or the net proceeds of which are used directly or indirectly to refinance, redeem or repurchase all (but not less than all) of the outstanding Preferred Stock or Exchange Debentures; (iii) $150 million outstanding at any time of Capitalized Lease Obligations; (iv) Indebtedness in respect of letters of credit (other than letters of credit issued pursuant to the Silgan Credit Agreement) in an aggregate amount not to exceed $30 million outstanding at any time; (v) Indebtedness in an aggregate amount not to exceed $50 million outstanding at any time; provided that such Indebtedness (a) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Exchange Debentures at least to the extent that the Exchange Debentures are subordinated to Senior Indebtedness, (b) does permit or require payments of interest in cash prior to July 15, 2000, (c) does not mature prior to July 15, 2006, (d) the Average Life of such Indebtedness (determined as of the date of Incurrence of such Indebtedness) is greater than the remaining Average Life of the Redeemable Preferred Stock or Exchange Debentures, as the case may be, and
(e) by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by Silgan (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" or "asset sale" provision that is no more favorable to the holders of such Indebtedness than the provisions contained in the paragraphs
(h) and (m)(vi) and such Indebtedness specifically provides that Silgan will not repurchase or redeem such Indebtedness pursuant to such provisions prior to Silgan's repurchase of the Redeemable Preferred Stock or Exchange Debentures required to be repurchased by Silgan under paragraphs (h) and (m)(vi)) at any time prior to July 15, 2006; and (vi) any Indebtedness of Silgan or any of its Subsidiaries that is permitted to be Incurred under the Silgan Note Indenture as in effect on the date hereof (other than under clauses (i), (ix) and (x) of the second paragraph of part (a) of Section 4.03 of the Silgan Note Indenture (which clauses are similar to clauses (i), (iv) and (v) above other than the dollar amounts)).

                  "Silgan Note Indenture" means the indenture, dated as of June 29, 1992, between Silgan and Shawmut Bank, N.A., as trustee, relating to the Silgan Notes, as it may be amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

                  "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

                  "Stock Based Plan" means any stock option plan, stock appreciation rights plan or other similar plan or agreement of the Company or any Subsidiary of the Company relating to Capital Stock of the Company or any Subsidiary of the Company established and in effect from time to time, including, without limitation, the Company's Organization Agreement or any stock option plan, stock appreciation rights plan or other similar plan or agreement for the benefit of employees of the Company and its Subsidiaries.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by such Person and one or more other Subsidiaries of such Person; provided that, except as the term "Subsidiary" is used in the definition of "Unrestricted Subsidiary" described below, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company.

                  "Successor Corporation" is defined to mean (i) the surviving entity of any Company Merger, (ii) Silgan, upon the assumption by Silgan of the liabilities of the Company represented by the Exchange Debentures or (iii) any successor corporation to Silgan that becomes the successor obligor on the Exchange Debentures, whether by merger, consolidation, sale of assets, assumption of liabilities or otherwise.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness or the issuance of Redeemable Stock by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred or such Redeemable Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under paragraph (m)(ii) hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary of the Company; provided that immediately after giving effect to such designation (1) the Company could Incur $1.00 of additional Indebtedness under subparagraph (m)(i)(A) hereof and (2) no Event of Default, or event or condition that through the giving of notice or the lapse of time or both would become an Event of Default, shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing promptly with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

                  "Wholly Owned Subsidiary" means (i) with respect to Silgan and the Company, Plastics and Containers, and (ii) with respect to any Person, any Subsidiary of such Person if all of the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

                  IN WITNESS WHEREOF, Silgan Holdings Inc. has caused this Certificate to be executed in its corporate name by Harley
Rankin, Jr., its Executive Vice President and Chief Financial
Officer and attested by Sharon E. Budds, its Assistant Secretary, this 18th day of July, 1996.


                                          SILGAN HOLDINGS INC.



                                          By: /s/ Harley Rankin, Jr.
                                              --------------------------
                                                  Harley Rankin, Jr.
                                                  Executive Vice President and
                                                  Chief Financial Officer


Attest:



By: /s/ Sharon E. Budds
    ---------------------
        Sharon E. Budds
        Assistant Secretary


[corporate seal]